UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2005 (August 30, 2005)

NATIONAL INTERSTATE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	000-51130	34-1607394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Interstate Drive Richfield, Ohio		44286-9000
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (330) 659-8900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

As of August 30, 2005 certain officers of National Interstate Corporation and its subsidiaries (the “Company”) have adopted or intend to adopt pre-arranged securities trading plans in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 and the Company’s policies regarding stock transactions.

Rule 10b5-1 allows corporate officers and directors to adopt written plans at a time when they are not in possession of material, non-public information and by which they can sell shares in the future at predetermined times and price parameters. The pre-planned trades are executed as specified by the plan without further action by the officer or director and without regard to any non-public information the officer or director might receive after the plan has been adopted. Individuals are able to manage and diversify their investment portfolios through the use of such trading plans.

Transactions under the plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission as required.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Interstate Corporation

By:	/s/ Paul F. Haffner
Paul F. Haffner
Vice President, Secretary and General Counsel

Date: September 7, 2005